Exhibit 99.1
For more information, contact:
Ronald L. Smith
Chief Financial Officer
(336) 316-5545
Unifi Announces First Quarter Results
     GREENSBORO, N.C. – October 29, 2009 – Unifi, Inc. (NYSE:UFI) today released preliminary operating results for its first fiscal quarter ended September 27, 2009.
     The Company is reporting net income of $2.5 million or $0.04 per share for the first quarter of the 2010 fiscal year compared to a net loss of $6.3 million or $0.10 per share and a net loss of $676 thousand or $0.01 per share for the June 2009 and September 2008 quarters, respectively. The Company is also reporting adjusted earnings before interest, taxes, depreciation and amortization (Adjusted EBITDA) of $15.1 million, which exceeds the Company’s revised guidance of $13 to $14 million and is a marked improvement in Adjusted EBITDA from the June 2009 and September 2008 quarters of $9.6 million and $13.9 million, respectively. Results for the quarter were positively impacted by the following:
•	A 570 basis point improvement in gross margin year-over-year, which reflects improvements made in both our conversion margins and our operating cost structure,

•	Continued volume growth in the Company’s polyester business from inventory levels coming back into alignment with retail demand in apparel and home furnishings, and

•	Market share gains in certain product categories both in the U.S. and Brazil.
     Revenues for the first quarter increased 2.2% over the June 2009 quarter to $143 million, although they still remain $26 million below the September 2008 quarterly level of $169 million.
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Unifi Announces First Quarter Results – page 2
     “We are pleased the operating results for the quarter exceeded targets and the Company was able to achieve its highest quarterly net income in seven years despite the effects of a severe global recession,” said Bill Jasper, President and CEO of Unifi.  “Now that the negative impact of the inventory de-stocking across our supply chains seems to have abated, we are seeing the benefits of our unwavering focus on our core strategies. These include our continuous improvement efforts to enhance margins, quality, and operating efficiencies, resulting in significantly improved operating performance, in spite of a 15 percent decline in year-over-year revenue.”
     Cash-on-hand at the end of the September quarter was $55.7 million, which is an increase of $13.0 million from the end of the June quarter and an increase of $35 million over the last twelve months. Total cash and cash equivalents at the end of the September quarter, including restricted cash, were $61.5 million. Total long-term debt as of September 27, 2009 was $185.6 million, and net debt for the Company was $124 million, representing a reduction of more than $32 million from September 2008.
     Ron Smith, Chief Financial Officer for Unifi, said, “Although there was modest month-over-month improvements in retail sales of apparel and home furnishings, volumes into all of our major segments remain down year-over-year. Accordingly, we expect continued recovery in our North American sales over the next several quarters, as consumer spending begins to return. We also expect our aggressive cost and working capital improvements, profitable share gains and disciplined, tasked based process improvement efforts will create further benefits to our operating results. As a result, we are reaffirming our Adjusted EBITDA estimate for the 2010 fiscal year to be near the higher end of the guidance provided in our June earnings call, which was $50 million.”
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Unifi Announces First Quarter Results – page 3
     Unifi, Inc. (NYSE: UFI) is a diversified producer and processor of multi-filament polyester and nylon textured yarns and related raw materials. The Company adds value to the supply chain and enhances consumer demand for its products through the development and introduction of branded yarns that provide unique performance, comfort and aesthetic advantages. Key Unifi brands include, but are not limited to: AIO® — all-in-one performance yarns, SORBTEK®, A.M.Y.®, MYNX® UV, REPREVE®, REFLEXX®, MICROVISTA® and SATURA®. Unifi’s yarns and brands are readily found in home furnishings, apparel, legwear, and sewing thread, as well as industrial, automotive, military, and medical applications. For more information about Unifi, visit www.unifi.com, or to learn more about REPREVE®, visit www.repreve.com.
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Financial Statements to Follow

Unifi Announces First Quarter Results – page 4
UNIFI, INC.
CONSOLIDATED BALANCE SHEETS
(Amounts in Thousands)

	September 27, 2009	June 28, 2009
	(Unaudited)
Assets
Cash and cash equivalents	$55,700	$42,659
Receivables, net	79,358	77,810
Inventories	99,414	89,665
Deferred income taxes	1,261	1,223
Assets held for sale	1,250	1,350
Restricted cash	5,843	6,477
Other current assets	5,214	5,464

Total current assets	248,040	224,648

Property, plant and equipment, net	159,086	160,643
Investments in unconsolidated affiliates	60,641	60,051
Restricted cash	—	453
Intangible assets, net	16,712	17,603
Other noncurrent assets	13,439	13,534

	$497,918	$476,932

Liabilities and Shareholders’ Equity
Accounts payable	$33,528	$26,050
Accrued expenses	18,876	15,269
Income taxes payable	727	676
Current maturities of long-term debt and other current liabilities	6,212	6,845

Total current liabilities	59,343	48,840

Long-term debt and other liabilities	181,629	182,707
Deferred income taxes	438	416
Shareholders’ equity	256,508	244,969

	$497,918	$476,932

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Unifi Announces First Quarter Results – page 5
UNIFI, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited) (In Thousands Except Per Share Data)

	For the Quarters Ended
	September 27, 2009	September 28, 2008
Summary of Operations:
Net sales	$142,851	$169,009
Cost of sales	123,445	155,584
Write down of long-lived assets	100	—
Selling, general & administrative expenses	11,164	10,545
Provision for bad debts	576	558
Other operating (income) expense, net	(87)	(561)

Non-operating (income) expense:
Interest income	(746)	(913)
Interest expense	5,492	5,965
Gain on extinguishment of debt	(54)	—
Equity in earnings of unconsolidated affiliates	(2,063)	(3,482)

Income from continuing operations before income taxes	5,024	1,313
Provision for income taxes	2,535	1,885

Income (loss) from continuing operations	2,489	(572)
Loss from discontinued operations, net of tax	—	(104)

Net income (loss)	$2,489	$(676)

Income (loss) per common share (basic and diluted):
Income (loss) — continuing operations	$0.04	$(0.01)
Loss — discontinued operations	—	—

Net income (loss) — basic and diluted	$0.04	$(0.01)

Weighted average basic and diluted shares outstanding	62,057	61,134
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Unifi Announces First Quarter Results — page 6
UNIFI, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited) (Amounts in Thousands)

	For the Quarters Ended
	September 27, 2009	September 28, 2008
Cash and cash equivalents at beginning of year	$42,659	$20,248
Operating activities:
Net income (loss)	2,489	(676)
Adjustments to reconcile net income (loss) to net cash provided by continuing operating activities:
Loss from discontinued operations	—	104
Earnings of unconsolidated equity affiliates, net of distributions	(452)	(1,417)
Depreciation	5,805	8,980
Amortization	1,168	1,069
Stock-based compensation expense	593	282
Deferred compensation expense (recovery), net	177	(81)
Net gain on asset sales	(94)	(316)
Gain on extinguishment of debt	(54)	—
Write down of long-lived assets	100	—
Deferred income tax	63	(115)
Provision for bad debts	576	558
Other	40	296
Change in assets and liabilities, excluding effects of acquisitions and foreign currency adjustments	2,811	(6,082)

Net cash provided by continuing operating activities	13,222	2,602

Investing activities:
Capital expenditures	(2,106)	(3,569)
Change in restricted cash	1,763	5,183
Proceeds from sale of capital assets	107	101
Other	—	(94)

Net cash (used in) provided by investing activities	(236)	1,621

Financing activities:
Payments of long-term debt	(2,198)	(9,080)
Borrowings of long-term debt	—	4,600
Proceeds from stock option exercises	—	3,551
Other	—	37

Net cash used in financing activities	(2,198)	(892)

Cash flows of discontinued operations:
Operating cash flow	—	(114)

Net cash used in discontinued operations	—	(114)

Effect of exchange rate changes on cash and cash equivalents	2,253	(3,069)

Net increase in cash and cash equivalents	13,041	148

Cash and cash equivalents at end of period	$55,700	$20,396

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Unifi Announces First Quarter Results — page 7
Adjusted EBITDA Reconciliation
to Pre-Tax Income (Loss)
(Amounts in thousands)
(Unaudited)

	For the Quarters Ended
	September	June	September
	2009	2009	2008
Pre-tax income (loss) from continuing operations	$5,024	$(4,351)	$1,313
Interest expense, net	4,746	4,876	5,052
Depreciation and amortization expense	6,696	6,951	9,758
Equity in (earnings) losses of unconsolidated affiliates	(2,063)	1,218	(3,482)
Non-cash compensation, net of distributions	770	607	201
(Gain) loss on sales of PP&E	(94)	9	(315)
Currency and hedging losses	13	370	86
Write down of long-lived assets	100	350	—
Restructuring recoveries	—	(240)	—
Gain on extinguishment of debt	(54)	(251)	—
Asset consolidation and optimization expense	—	47	1,240
Kinston shutdown expenses	—	—	30

Adjusted EBITDA	$15,138	$9,586	$13,883

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Unifi Announces First Quarter Results — page 8
NON-GAAP FINANCIAL MEASURES
Non-GAAP Financial Measures
     Included in this presentation are certain non-GAAP financial measures designed to complement the financial information presented in accordance with generally accepted accounting principles in the United States of America because management believes such measures are useful to investors.
     Adjusted EBITDA
     Adjusted EBITDA represents pre-tax income before interest expense, depreciation and amortization expense and loss or income from discontinued operations, adjusted to exclude equity in earnings and losses of unconsolidated affiliates, write down of long-lived assets, non-cash compensation expense net of distributions, gains or losses on sales of property, plant and equipment, currency and hedging losses, asset consolidation and optimization expense, restructuring recoveries, gain on extinguishment of debt, and Kinston shutdown costs. We present Adjusted EBITDA as a supplemental measure of our performance and ability to service debt. We also present Adjusted EBITDA because we believe such measure is frequently used by securities analysts, investors and other interested parties in the evaluation of companies in our industry and in measuring the ability of “high-yield” issuers to meet debt service obligations.
     We believe Adjusted EBITDA is an appropriate supplemental measure of debt service capacity, because cash expenditures on interest are, by definition, available to pay interest, and tax expense is inversely correlated to interest expense because tax expense goes down as deductible interest expense goes up; depreciation and amortization are non-cash charges. Equity in earnings and losses of unconsolidated affiliates is excluded because such earnings or losses do not have an impact on our ability to service our debt. The other items excluded from Adjusted EBITDA are excluded in order to better reflect our continuing operations.
     In evaluating Adjusted EBITDA, you should be aware that in the future we may incur expenses similar to the adjustments in this presentation. Our presentation of Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items. Adjusted EBITDA is not a measurement of our financial performance under GAAP and should not be considered as an alternative to net income, operating income or any other performance measures derived in accordance with GAAP or as an alternative to cash flow from operating activities as a measure of our liquidity.
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Unifi Announces First Quarter Results — page 9
NON-GAAP FINANCIAL MEASURES
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Our Adjusted EBITDA measure has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:
     • it does not reflect our cash expenditures, future requirements for capital expenditures or contractual commitments;
     • it does not reflect changes in, or cash requirements for, our working capital needs;
     • it does not reflect the significant interest expense or the cash requirements necessary to service interest or principal payments on our debt;
     • although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and our Adjusted EBITDA measure does not reflect any cash requirements for such replacements;
     • it is not adjusted for all non-cash income or expense items that are reflected in our statements of cash flows;
     • it does not reflect the impact of earnings or charges resulting from matters we consider not be indicative of our ongoing operations;
     • it does not reflect limitations on or costs related to transferring earnings from our subsidiaries to us; and
     • other companies in our industry may calculate this measure differently than we do, limiting its usefulness as a comparative measure.
     Because of these limitations, Adjusted EBITDA should not be considered as a measure of discretionary cash available to us to invest in the growth of our business or as a measure of cash that will be available to us to meet our obligations, including those under the notes. You should compensate for these limitations by relying primarily on our GAAP results and using Adjusted EBITDA only supplementally.
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Unifi Announces First Quarter Results — page 10
CAUTIONARY STATEMENT ON FORWARD-LOOKING STATEMENTS
     Certain statements included herein contain forward-looking statements within the meaning of federal securities laws about Unifi, Inc.’s (the “Company”) financial condition and results of operations that are based on management’s current expectations, estimates and projections about the markets in which the Company operates, as well as management’s beliefs and assumptions. Words such as “expects,” “anticipates,” “believes,” “estimates,” variations of such words and other similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions, which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in, or implied by, such forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s judgment only as of the date hereof. The Company undertakes no obligation to update publicly any of these forward-looking statements to reflect new information, future events or otherwise.
     Factors that may cause actual outcome and results to differ materially from those expressed in, or implied by, these forward-looking statements include, but are not necessarily limited to, availability, sourcing and pricing of raw materials, the success of our subsidiaries, pressures on sales prices and volumes due to competition and economic conditions, reliance on and financial viability of significant customers, operating performance of joint ventures, alliances and other equity investments, technological advancements, employee relations, changes in construction spending, capital expenditures and long-term investments (including those related to unforeseen acquisition opportunities), continued availability of financial resources through financing arrangements and operations, outcomes of pending or threatened legal proceedings, changes in currency exchange rates, interest and inflation rates, changes in consumer spending, customer preferences, fashion trends and end-uses, regulations governing tax laws, other governmental and authoritative bodies’ policies and legislation, and the ability to sell excess assets. In addition to these representative factors, forward-looking statements could be impacted by general domestic and international economic and industry conditions in the markets where the Company competes, such as changes in currency exchange rates, interest and inflation rates, recession and other economic and political factors over which the Company has no control. Other risks and uncertainties may be described from time to time in the Company’s other reports and filings with the Securities and Exchange Commission.
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